WORLD ACCEPTANCE CORPORATION
                SIXTH AMENDMENT TO SECURITY AGREEMENT, PLEDGE AND
                               INDENTURE OF TRUST

                                December 2, 1996

Harris Trust and Savings Bank,
  as Security Trustee
Chicago, Illinois

Ladies and Gentlemen:

     Reference is hereby made to that certain Security Agreement, Pledge and Indenture of Trust dated as of December 1, 1992 between the undersigned, World Acceptance Corporation, a South Carolina corporation (the "Company") and you (the "Security Trustee"), as amended by that certain First Amendment dated as of April 2, 1993, Second Amendment dated as of September 1, 1993, Third Amendment dated as of June 30, 1995, Fourth Amendment dated as of November 1, 1995 and Fifth Amendment dated as of June 1, 1996 (collectively, the "Indenture"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Indenture.

     The Company has requested that the holders of the Notes (hereinafter referred to as "Noteholders") make certain amendments to, and give certain consents under, the Indenture, and the Noteholders and the Security Trustee are willing to do so under the terms and conditions set forth in this Amendment.

1. AMENDMENTS.

     Upon acceptance hereof by the Required Noteholders (as hereinafter defined) and the Security Trustee in the spaces provided for that purpose below, the Indenture shall be and hereby is amended by inserting the following clause after the word "Debt" in the fourth line of Section 3.18(a)(i):

     ; provided, that for the period from November 30, 1996 through May 31, 1997, the percentage "400%" in the second sentence of this clause (i) shall be "500%".

2. CONDITIONS PRECEDENT.

     The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

          a. The Company, holders of at least 76% of the Aggregate Principal Amount of Outstanding Notes (the "Required Noteholders") and the Trustee shall have executed and delivered this Amendment.

          b. The Company shall have paid closing fees (i) to Principal Mutual Life Insurance Company, in the amount of


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     $22,500 and (ii) to Jefferson-Pilot  Life Insurance Company,  in the amount of $7,500.

          c. The Security Trustee and Noteholders shall have received copies (executed or certified) of all legal documents or proceedings taken in connection herewith to the extent the Security Trustee, any Noteholder or their respective counsel may reasonably request.

          d. Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Security Trustee, the Required Noteholders and their counsel; and the Noteholders shall have received the favorable written opinion of counsel for the Company in form and substance satisfactory to the Security Trustee, the Required Noteholders and their counsel.

          e. Each Restricted Subsidiary shall have executed and delivered to the Security Trustee and Noteholders its consent in the form set forth below.

3. REPRESENTATIONS.

          In order to induce the Security Trustee and Noteholders to execute and deliver this Amendment, the Company hereby represents to the Security Trustee and Noteholders that, except as set forth on Schedule A hereto, as of the date hereof, each of the representations and warranties set forth in
     Section 3 of the Indenture and in Exhibit C to the Note Agreements are and shall be and remain true and correct, in each such case, after giving effect to this Amendment; the Company is in full compliance with all of the terms and conditions of the Indenture and the Note Agreements; and no Default or Event of Default has occurred and is continuing thereunder or shall result after giving effect to this Amendment.

4. MISCELLANEOUS.

          a. The Indenture, as amended hereby, shall continue in full force and effect in accordance with its original terms and any and all rights and remedies of the Security Trustee and Noteholders thereunder, obligations of the Company thereunder and any liens and security interests created or provided for thereunder shall be and remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Indenture as to the indebtedness which would be secured thereby prior to giving effect to this Amendment. Reference to this specific Amendment need not be made in any note, document, letter, certificate, the Indenture itself, the Notes or any communication issued or made pursuant to or with respect to the Indenture, any reference in any of such to the Indenture being sufficient to refer to the Indenture as amended hereby.

          b. The Company agrees to pay on demand all costs and expenses of or incurred by the Security Trustee and Noteholders in connection with the negotiation, preparation, execution and delivery of this Amendment, including the fees and expenses of counsel for the Security Trustee and Noteholders.

          c. This Amendment may be executed in any number of counterparts, and by the different parties on different counterparts, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of South Carolina.

                  Dated as of December 2, 1996.


                                                    WORLD ACCEPTANCE CORPORATION



                                                    By /s/A.A. McLean III
                                                       A.A. McLean, III,
                                                       Executive Vice President

          Accepted and agreed to as of the date and year last above written.



                                                  HARRIS TRUST AND SAVINGS BANK,
                                                   as Security Trustee


                                                  By /s/[signature illegible]
                                                    Its Vice President




          The undersigned Noteholders hereby consent to the foregoing and direct the Security Trustee to execute and deliver the same as of the date last above written.

         PRINCIPAL MUTUAL LIFE                    HARRIS TRUST AND SAVINGS BANK
           INSURANCE COMPANY                        individually and as Agent
                                                    under Credit Agreement dated
                                                    of December 1, 1992, as
                                                    amended

         By /s/James C. Fifield                By /s/[signature illegible]
           Its____________________                  Its Vice President


         By /s/Stephen G. Skrivanek
           Its Counsel


         JEFFERSON-PILOT LIFE                     THE FIRST NATIONAL BANK OF
         INSURANCE COMPANY                        CHICAGO



         By /s/James E. McDonald                By /s/Craig Goldsmith
           Its____________________                  Its AVP

                                     CONSENT

     The undersigned have each heretofore executed and delivered to the Security Trustee a Guaranty Agreement ("Guaranty") and a Security Agreement and Indenture of Trust or a Security Agreement, Pledge and Indenture of Trust ("Security Agreement"), in each case, in favor of the Security Trustee and each hereby consents to the Amendment as set forth above and each hereby confirms that its Guaranty and Security Agreement and all of the undersigned's obligations thereunder remain in full force and effect. The undersigned each further agrees that the consent of the undersigned to any further amendments of the Indenture shall not be required as a result of this consent having been obtained.


                                       WORLD ACCEPTANCE CORPORATION OF
                                       ALABAMA

                                       By /s/A.A. McLean III
                                       Its  Executive Vice President, Chief
                                                Financial Officer, and Assistant
                                                Secretary

                                       WORLD ACCEPTANCE CORPORATION OF
                                       MISSOURI

                                       By /s/A.A. McLean III
                                       Its      Executive Vice President, Chief
                                                Financial Officer, and Assistant
                                                Secretary

                                       WORLD FINANCE CORPORATION OF GEORGIA

                                       By /s/A.A. McLean III
                                       Its      Executive Vice President, Chief
                                                Financial Officer and Assistant
                                                Secretary

                                       WORLD FINANCE CORPORATION OF
                                       LOUISIANA

                                       By /s/A.A. McLean III
                                       Its      Executive Vice President, Chief
                                                Financial Officer, and Assistant
                                                Secretary

                                       WORLD ACCEPTANCE CORPORATION OF
                                       OKLAHOMA, INC.

                                       By /s/A.A. McLean III
                                       Its      Executive Vice President, Chief
                                                Financial Officer, and Assistant
                                                Secretary

                                       WORLD FINANCE CORPORATION OF SOUTH
                                       CAROLINA

                                       By /s/A.A. McLean III
                                       Its      Executive Vice President, Chief
                                                Financial Officer and Assistant
                                                Secretary

                                       WORLD FINANCE CORPORATION OF
                                       TENNESSEE

                                       By /s/A.A. McLean III
                                       Its      Executive Vice President, Chief
                                                Financial Officer, and Assistant
                                                Secretary

                                       WORLD FINANCE CORPORATION OF TEXAS

                                       By /s/Duane D. Moore
                                       Its      President

                                       WFC LIMITED PARTNERSHIP
                                       By:  WFC of South Carolina, Inc.,
                                            as sole general partner

                                       By /s/A.A. McLean III
                                       Its      Executive Vice President, Chief
                                                Financial Officer, and Assistant
                                                Secretary

                                       WFC OF SOUTH CAROLINA, INC.

                                       By /s/A.A. McLean III
                                       Its      Executive Vice President, Chief
                                                Financial Officer, and Assistant
                                                Secretary

                                       WORLD FINANCE CORPORATION OF ILLINOIS

                                       By /s/A.A. McLean III
                                       Its      Executive Vice President, Chief
                                                Financial Officer, and Assistant
                                                Secretary

                                   Schedule 1
                  Exceptions to Representations and Warranties

     The Borrower and its Georgia subsidiary are named as co-defendants with a number of other finance companies, jewelry and furniture retailers and insurance companies in an action, formerly pending in U.S. District Court in Georgia, which has been transferred and consolidated with other pending actions under the caption In re American Insurance Company, "Non-filing Insurance" Fee Litigation (Multidistrict Litigation Docket No. 1130, U.S. District Court, District of Alabama, Northern Division). The consolidated action involves the defendants' non-file insurance practices. The complaint alleges, among other things, that the defendants' non-file insurance coverages do not constitute true insurance, which result in alleged federal truth-in-lending, RICO and antitrust violations and state fraud, breach of contract and conversion violations, and seeks certification of a nationwide class of plaintiffs to recover money damages and injunctive relief. The complaint in this action was filed on April 18, 1995, the Borrower has filed an answer and the parties are in the discovery process. The Borrower has been advised that certain of the defendants in the case have agreed to settle the claims made against them by paying money damages to the plaintiffs. The Borrower has also been advised that at least one of the settling defendants has agreed to change its non-file insurance practices. If the Borrower's non-file insurance practices are found to be invalid, the Borrower could be required to refund non-file insurance fees, pay other significant damages to the plaintiffs or change its non-file insurance practices going forward, and the Borrower could experience a reduction in future income unless legislative reforms are enacted. The Borrower disputes the allegations made in the complaint, and intends to defend itself vigorously. Although the Borrower is unable to predict with certainty the outcome of this litigation, management expects that it will not have a material adverse effect on the Borrower's consolidated financial position or results of operations.